Exhibit 10.1

                      AMENDMENT TO EMPLOYMENT AGREEMENT

      WHEREAS, Granite State Bankshares, Inc. (the "Company"), a corporation organized under the laws of the State of New Hampshire, and Granite Bank, a New Hampshire bank (the "Bank"), each with its office at 122 West Street, Keene, New Hampshire, and Charles W. Smith ("Executive") are parties to a Employment Agreement dated June 30, 1986, as amended on August 12, 1996 (the "Agreement"); and

      WHEREAS, Section 5 of the Agreement provides that if the employment of Executive is terminated other than for Cause during the term of the Agreement, he shall receive a payment sum equal to the greater of three (3) times the average of his five preceding years' annual base salary, or the payments due for the remaining term of the agreement; and

      WHEREAS, in recognition of the fact that since the date of the Agreement, executive compensation from the Bank and Company is more heavily weighted toward incentive, bonus compensation, the parties wish to amend
Section 5 to provide that the severance payment following a termination of employment shall be a multiple of the average salary and bonus over the five previous years.

      NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

      1. Section 5(a) of the Employment Agreement dated June 30, 1986 between the Bank, the Company and the Executive is hereby amended to read in its entirety as follows:

            (a) Upon the occurrence of an Event of Termination or a Change in Control of the Bank or the Holding Company followed by Executive's voluntary or involuntary severance of employment, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of (i) five (5) times the sum of: (A) the average annual base salary paid to the Executive during the five calendar years immediately preceding the Executive's termination of employment, and (B) the average cash bonus paid to Executive during the five calendar years preceding the Executive's termination of employment, or (ii) the payments owed to Executive for the remaining term of this Agreement. At the discretion of Executive, upon an election pursuant to Section 5(h) hereof, such payment may be made in a lump sum within 30 days of the date of severance of Executive's employment or paid, on a pro rata basis, twice monthly during the greater of (A) thirty-six
      (36) months following Executive's termination or (B) the remaining term of this Agreement.

      2. All other terms and provisions of the Agreement shall remain unchanged and in full force and effect.


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      IN WITNESS WHEREOF, Granite State Bankshares, Inc. and Granite Bank
have caused this Amendment to the Employment Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer, and Executive has signed this Agreement, as of the 15th day of July, 2002.


                                       GRANITE STATE BANKSHARES, INC.

                                       By:  /s/ James L. Koontz
                                       ------------------------------------
                                       James L. Koontz,
                                       Chairman of the Executive Committee


                                       GRANITE BANK

                                       By:  /s/  William Smedley, V
                                       ------------------------------------
                                       William Smedley, V
                                       Chairman of the Personnel Committee


                                       EXECUTIVE

                                       /s/  Charles W. Smith
                                       ------------------------------------


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